UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2021

AECOM

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

300 South Grand Avenue, 9th Floor

Los Angeles, California 90071

(Address of principal executive offices)
(Zip Code)

(213) 593-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ACM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 8.01. Other Events.

AECOM (the “Company”) today issued a press release announcing the early tender results of its previously announced cash tender offer (the “Tender Offer”) to purchase up to $500.0 million aggregate purchase price (not including any accrued and unpaid interest, and as such amount may be increased or decreased by the Company, the “Aggregate Maximum Purchase Price”) of the Company’s outstanding 5.875% Senior Notes due 2024 (the “Notes”). A copy of the press release announcing the early tender results is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company also announced the results for the Company’s previously announced solicitation of consents from holders of the Notes (the “Consent Solicitation”) to amend certain provisions (the “Proposed Amendments”) of that certain indenture, dated as of October 6, 2014 (as amended prior to the date hereof, the “Indenture”), by and among the Company (formerly AECOM Technology Corporation), the guarantors from time to time party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), which governs the Notes. As of April 6, 2021, the requisite consents to effect the Proposed Amendments with respect to the Notes, as described in the Offer to Purchase and Consent Solicitation Statement dated March 24, 2021, were received. Accordingly, on April 6, 2021, the Company, the Guarantors and the Trustee executed and delivered a supplemental indenture to the Notes (the “Supplemental Indenture”), which became effective on April 6, 2021.

With respect to the Supplemental Indenture, each of the following sections in the Indenture were deleted: (i) Section 4.03, “SEC Reports”; (ii) Section 4.04, “Compliance Certificate”; (iii) Section 4.05, “Taxes”; (iv) Section 4.06, “Stay, Extension and Usury Laws”; (v) Section 4.07, “Limitation on Restricted Payments”; (vi) Section 4.08, “Limitation on Restrictions on Distributions from Restricted Subsidiaries”; (vii) Section 4.09, “Limitations on Indebtedness”; (viii) Section 4.10, “Limitation on Sales of Assets and Subsidiary Stock”; (ix) Section 4.11, “Limitation on Transactions with Affiliates”; (x) Section 4.12, “Limitation on Liens”; (xi) Section 4.14, “Change of Control”; (xii) Section 4.18, “Future Subsidiary Guarantors”; (xiii) Section 4.19, “Suspension of Covenants”; (xiv) Section 4.20, “Additional Interest Notice”; and (xv) Section 6.01(a), “Events of Default” (subsections (3) through (7) thereof (inclusive)). Certain modifications to Section 3.01, “Notices to Trustee”; Section 3.02(a) “Selection of Notes to Be Redeemed”; Section 3.03(a) “Notice of Redemption”; Section 4.15 “Corporate Existence”; Section 5.01, “Merger and Consolidation”; and Section 5.02, “Successor Corporation were also made. The Supplemental Indenture will become operative upon the Company’s acceptance of the Notes for purchase and payment therefor, which is expected to take place on April 13, 2021.

The description of the Supplemental Indenture in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of the Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to purchase nor a solicitation of an offer to sell any Notes in the Tender Offer. The Tender Offer and the Consent Solicitation are only being made pursuant to the Offer to Purchase and Consent Solicitation Statement, dated March 24, 2021. The Tender Offer and the Consent Solicitation are not being made to holders of Notes in any state or jurisdiction in which the making or acceptance thereof would be unlawful under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Supplemental Indenture, dated as of April 6, 2021, among AECOM, the guarantors party thereto and U.S. Bank National Association, as trustee.

99.1	Press Release issued by AECOM on April 7, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AECOM

Date: April 7, 2021	By:	/s/ David Y. Gan
		Name:	David Y. Gan
		Title:	Executive Vice President, Chief Legal Officer